Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Signs $0.5 Million Consulting Agreement with European Partner with Option to Increase to $1.0 Million

Plans to Introduce New Applications of MagneGas Technology Across Europe

TAMPA, FL – October 11, 2017 -- MagneGas Corporation ("MagneGas" or the "Company") (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company has been engaged by its European partner to provide consulting services, focused on identifying and validating additional applications of the MagneGas technology in Europe. The initial value of the contract is approximately $500,000, with an option to increase the scope of the contract to $1 million. The agreement also provides MagneGas access to testing facilities, which are already approved for a range of waste streams, to determine the economic value and technical feasibility of new gasification and sterilization solutions in Europe.

“We have been working closely with our European partners and have identified numerous opportunities for our proprietary gasification and sterilization technologies across Europe,” commented MagneGas CEO Ermanno Santilli. “We will be providing our European partner with technical and engineering support, as well as helping them with marketing and business development. We will play a major role as they present our technology to prospective government, commercial and financial partners. The European market is particularly receptive to both the environmental and economic advantages of our technology. Importantly, our partners have existing facilities we can utilize for testing both solid and liquid waste streams.”

“This contract offers a mutually beneficial arrangement for our two organizations that will help accelerate commercialization across Europe,” commented MagneGas CFO Scott Mahoney. “There is significant pent up demand in Europe, due to the regulatory environment and other factors, which represents an immediate and sizable market opportunity for MagneGas.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

The MagneGas IR App is now available for free in Apple's App Store for the iPhone or iPad http://bit.ly/AfLYww and at Google Play http://bit.ly/Km2iyk for Android mobile devices.

To be added to the MagneGas investor email list, please email pcarlson@kcsa.com with MNGA in the subject line.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.